To HUBCO, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 1, 1996 included in HUBCO's Current Report on Form 8-K filed on August 22, 1996.





                                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 21, 1997